Exhibit 99.1

AERKOMM INC.

(“the Company” or “AERKOMM”)

AERKOMM plans to switch listing to major US stock exchange via US listed SPAC – LOI signed

Silicon Valley, California – December 04, 2023 – AERKOMM Inc, (Euronext: AKOM, OTCQX: AKOM) an innovative satellite communication technology company providing solutions to the public and private sectors, has signed a Letter of Intent (“LOI”) with a US-listed SPAC, a publicly traded special purpose acquisition company, regarding a business combination which would see AERKOMM transitioning its listing to a major US stock market exchange.

Highlights

●	Proposed business combination between the SPAC and AERKOMM contemplates valuing AERKOMM at US $300 million to US $400 million in stock, inclusive of US $150 million to US $200 million of contingent value, also in stock, tied to earn-out provisions.

●	AERKOMM has established strong engagement with leading satellite constellation operators spanning multiple orbits including low-earth orbit (LEO), medium-earth orbit (MEO), geosynchronous equatorial orbit (GEO) and highly elliptical orbit (HEO).

●	AERKOMM is building relationships with both public and private sector clients who have expressed interest in the multi-beam, multi-orbit and multi-channel satellite communications solutions under development.

●	Business combination would result in major satellite communication solutions provider being listed on a major US stock market exchange.

Louis Giordimaina, AERKOMM Chief Executive commented:

“We have developed a range of next generation satellite communications technologies which are a game changer in the rapidly growing industry sector.

“By expanding our business focus from the inflight entertainment and communication market to the surging network resilience market, we are providing revolutionary cost-effective satellite services in the aviation, mobility and terrestrial network markets.

“A switch to a US listing is a unique opportunity for us. With the resources and industry expertise that the SPAC brings, we will be in a much stronger position to capture the rapid growth in the expanding satellite technology communications market serving customers in both the public and private sector.”

AERKOMM (www.aerkomm.com)

Founded in 2013 in Silicon Valley, California, AERKOMM innovative satellite communication technology company leveraging its proprietary antennae, modems and integrated routers and media servers to deliver solutions the public and private sectors.

AERKOMM’s solutions are qualified to provide secure and resilient communications services in aviation, mobility and terrestrial network markets, such as providing satellite backhaul solutions for mobile network operators and enhanced inflight entertainment and connectivity to commercial aviation partners.

AERKOMM currently possesses the following technologies:

●	Full-Dominance Glass Semiconductor Antenna (“FGSA” or “Glass Antenna”)

AERKOMM has pioneered a glass antenna which is poised to be a key enabling technology for more reliable, higher performance and more resilient satellite communications.

Its glass antenna can enable both single-orbit and multi-orbit communication with satellites, as well as multi-beam and multi-channel connectivity that uses difference frequency bands in both licensed and unlicensed spectrum.

Current and prospective clients and partners are particularly interested in AERKOMM’s smaller form factor, which enables our glass antennae to be installed or otherwise deployed in more locations and at lower costs than alternative and legacy antenna technologies. This enables AERKOMM to pioneer new business models for more a resilient and interoperable global communications system, which is a high priority for both public and private sector enterprises.

●	Software-Defined Modem

AERKOMM has been developing the first-generation software-defined modem using FPGA (“Field Programmable Gate Array”). The second-generation architecture will be implemented by SoC (“System on Chip”) with central processing unit/graphics processing unit (“CPU/CGPU”) -embedded which can leverage high parallel-processing capability.

Software-defined modems enable flexibility, adaptability and efficiency by providing programmable signal processing functions that can be reconfigured to support different modulation and coding schemes, as well as the latest protocols and standards.

By applying a single hardware platform for multiple standards, and when combined with its glass antenna, AERKOMM is creating a unique ecosystem which is more flexible and compatible to different satellite constellation waveforms, and more easily upgraded for new communication schemes via software updates.

●	Integrated Routers and Media Servers (AirCinema Cube or “Cube” and EdgeKomm Box or “Box”)

The Cube is a key technology for AERKOMM’s commercial airline customers. It enables clients’ passengers to stream video and access video on demand while in flight.

In addition, AERKOMM has developed a Box, which simplifies content delivery and improves satellite data transmission network performance with local caching capabilities, storing frequently accessed content for faster delivery to users.

The Box is seamlessly integrated with AERKOMM’s Content Delivery Network (“CDN”), which enables content to be efficiently distributed across the network. The early demonstration of this capability is being deployed by AERKOMM’s commercial aviation partners for their passengers with the Cube.

AERKOMM’s ecosystem supports targeted advertising, delivering personalized and relevant ads to users, or passengers, which introduces new revenue generation opportunities for clients, with revenue sharing agreements with AERKOMM for delivering these solutions.

AERKOMM’s integrated routers and media servers enable seamless content delivery, enhance network performance, enable personalized advertising, and ensure secure and efficient network device management for its clients and their customers.

Potential Transaction

The terms of the LOI between AERKOMM and the SPAC listed on a major US stock market exchange, contemplate a business combination in which the SPAC or its successor public entity acquiring 100% of the outstanding equity and equity equivalents of AERKOMM for stock (including options, warrants and other securities that have the right to acquire or convert into equity securities of the Company). The result will be AERKOMM switching its listing to the major US stock market exchange where the SPAC trades today.

The transaction structure will be determined by the parties based on the due diligence findings as well as business, legal, accounting and other considerations. The LOI is not binding in its entirety and there is no obligation to consummate or even agree to a definitive agreement for the transaction.

Specific terms of the proposed transaction are not finalized yet, including the total amount of capital secured for AERKOMM’s operations, the proportion of the total all-stock consideration offered to AERKOMM and its current shareholder base received at closing, and the proportion of the SPAC sponsor’s promote vested at closing. Subject to confirmatory due diligence, the LOI contemplates a pre-money valuation for AERKOMM between US $300 million to $400 million in stock, inclusive of US $150 million to US $200 million of contingent value, also in stock, tied to earn-out provisions.

Shareholders of AERKOMM who are officers, directors and employees holding five percent (5%) or more of the Company’s equity securities will be required to subject their transaction shares to a lock-up for a period substantially identical to the lock-up applicable to the SPAC Sponsor, with respect to its founder shares.

A common equity fundraise is contemplated to be secured by AERKOMM in connection with the proposed transaction. Signed commitments for the fundraise on terms and conditions reasonably acceptable to the SPAC shall be secured by the AERKOMM prior to or materially concurrent to the signing of the definitive agreements between the parties. In the event that such commitments are not secured at that time, the SPAC may waive or otherwise postpone this requirement at its sole discretion.

The proposed transaction is subject to further due diligence and other customary closing conditions. There is no guarantee that the proposed transaction will result in a definitive agreement being announced or being announced on the current contemplated terms.

Additional Information and Where to Find It

This press release relates to a proposed transaction, a business combination between AERKOMM and a SPAC listed on a major US stock market exchange. This press release does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This press release does not constitute either advice or a recommendation regarding any securities. No offering of securities on a major US stock market exchange shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, or an exemption therefrom. If the Merger Agreement is executed by the parties, the SPAC or its successor public entity intends to file a registration statement on Form S-4 with the SEC, which will include a document that serves as a prospectus and proxy statement of potential SPAC, referred to as a proxy statement/prospectus. A proxy statement/prospectus will be sent to all potential SPAC shareholders. The SPAC or its successor public entity also will file other documents regarding the proposed transaction with the SEC. Before making any voting decision, investors and security holders of AERKOMM and the SPAC are urged to read the registration statement, the proxy statement/prospectus, and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction.

Investors and security holders will be able to obtain free copies of the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by the SPAC or its successor public entity through the website maintained by the SEC at www.sec.gov.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed transaction, a business combination between AERKOMM and the SPAC listed on a major US stock market exchange. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the price of the SPAC’s or its successor public entity’s securities, (ii) the risk that the transaction may not be completed by the SPAC’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by the SPAC, (iii) the risk that AERKOMM may fail to satisfy the conditions to the consummation of the transaction, including the adoption of the Merger Agreement by the shareholders of the SPAC and the receipt of certain governmental and regulatory approvals, (iv) the risk that the transaction may lack a third party valuation in determining whether or not to pursue the proposed transaction, (v) the risk that AERKOMM may not be able to secure the necessary commitments for or otherwise complete the PIPE Investment, (vi) the risk of the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (vii) the risk of the announcement or pendency of the transaction affecting AERKOMM’s business relationships, operating results, and business generally, (viii) risks that the proposed transaction disrupts current plans and operations of AERKOMM and potential difficulties in AERKOMM employee retention as a result of the transaction, (ix) the outcome of any legal proceedings that may be instituted against AERKOMM or against the SPAC or its successor public entity related to the Merger Agreement or the proposed transaction, (x) the ability to maintain the listing the SPAC’s or its successor public entity’s securities on a major US stock market exchange, (xi) the price of the SPAC’s or its successor public entity’s securities may be volatile due to a variety of factors, including changes in the competitive and highly regulated industries in which AERKOMM operates, variations in operating performance across competitors, changes in laws and regulations affecting the SPAC’s (or its successor public entity’s) or AERKOMM’s business and changes in the combined capital structure, (xii) the ability to implement business plans, forecasts, and other expectations after the completion of the proposed transaction, and identify and realize additional opportunities, and (xiii) the risk of downturns and a changing regulatory landscape in the highly competitive industry. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties typically described in the “Risk Factors” section of a Form S-1 filed by a SPAC listed on a major US stock market exchange, the registration statement on Form S-4 discussed above and other documents typically filed by SPACs from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and AERKOMM and the SPAC or its successor public entity assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither AERKOMM nor the SPAC or its successor public entity give any assurance that either AERKOMM or the SPAC (or its successor public entity), or the combined company, will achieve its expectations.

Contact Information

AERKOMM INC.

Investors

AERKOMM

ir@AERKOMM.COM

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